Exhibit 3.2
HANCOCK WHITNEY CORPORATION
GULFPORT, MISSISSIPPI
AMENDED AND RESTATED BYLAWS
ARTICLE I.

OFFICES
Section 1.                          Principal Office.  The principal office shall be at Gulfport, Harrison County, Mississippi.  The corporation may have such other offices as are allowable by the laws of the State of Mississippi and as the Board of Directors may designate or the business of the corporation may require from time to time.
Section 2.                          Registered Office.  The registered office of the corporation required by the Mississippi Business Corporation Act to he maintained in the State of Mississippi may be, but need not be identical with, the principal office in the State of Mississippi, and the address of the registered office may be changed from time to time by the Board of Directors as provided by law.
ARTICLE II.

STOCKHOLDERS
Section 1.                          Annual Meeting.  The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other businesses may come before the meeting shall be held on such date and at such time as the Board of Directors shall each year fix, which date shall be no later than 13 months subsequent to the last annual meeting of stockholders.  The date fixed for the annual meeting may not be a legal holiday in the State of Mississippi.  The annual meeting of stockholders may be held conjointly with the annual meeting of the Board of Directors.
Section 2.                          Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.  Such request shall be signed and dated, shall state the purposes of the proposed meeting, and shall be delivered to the Corporation’s Secretary, all in accordance with the requirements set forth in Section 12 of this Article II.  Business transacted at all special meetings shall be confined to the subjects stated in the notice thereof.
Section 3.                          Place of Meeting.  The Board of Directors may designated any place, either within or without the State of Mississippi, as the place of meeting for any annual meeting or for any special meeting of the stockholders.  If no designation is made, the place of meeting shall be at the principal office of the corporation in Gulfport, Harrison County, Mississippi.
Section 4.                          Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting (or the beneficial owner of shares to the extent of the rights by a nominee certificate on file with the corporation).  If notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid.
Section 5.                          Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than 70 days and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the day before the date on which the first notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date.
Section 6.                          Presiding Officer and the Secretary.  The President, or, in his absence, an officer designated by the Board of Directors shall preside at all stockholder meetings, and the Secretary shall serve as secretary.  Otherwise, a chairman or secretary shall be elected by the stockholders present to act in the absence of those officers.
Section 7.                          Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, after the record date for a meeting of stockholders is fixed, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours, beginning two business days after notice of the meeting is given and continuing through the meeting.  Such list shall also he produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.
Section 8.                          Quorum and Manner of Acting.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, without further notice if the new date, time and place for the meeting are announced at the meeting before adjournment, unless a new record date is fixed.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.  If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or law requires a greater number of affirmative votes.
Section 9.                          Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the corporation before or at the time of meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.
Section 10.                          Action by Stockholders Without a Meeting.  Any action required to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.
Section 11.                          Order of Business.
(A)            Annual Meetings of Stockholders.  At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be:  (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the corporation in accordance with these bylaws.  For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these bylaws as to such business or nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.
(B)            Special Meetings of Stockholders.  At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors, or (c) specified in the corporation’s notice of meeting (or any supplement thereto) given by the corporation pursuant to a valid stockholder request delivered pursuant to Section 2 of this Article II; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting.
Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these bylaws as to such nomination.  This Section 11(B) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before a special meeting of stockholders.
(C)            General.  Except as otherwise provided by law, the articles of incorporation or these bylaws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these bylaws and, if any proposed nomination or other business is not in compliance with these bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.
Section 12.                          Advance Notice of Stockholder Business and Nominations.
(A)            Annual Meeting of Stockholders.  Without qualification or limitation, subject to Section 12 of these bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 11(A) of these bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 13 of these bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered (i) not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.
(B)            Special Meetings of Stockholders.
(1)            Without qualification or limitation, subject to Section 12(C)(4) of these bylaws, for any business to be properly requested to be brought before a special meeting by a stockholder pursuant to Section 11(B) of these bylaws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in each case in proper form, in writing to the Secretary and such business must otherwise be a proper matter for stockholder action.
(2)            Each written request to call a special meeting pursuant to Section 2 of this Article II shall include the following and shall be delivered to the Secretary of the corporation at the time of the request pursuant to such Section 2:  (1) the signature of the record stockholder(s) submitting such request and the date such request was signed, (2) the text of each business proposal desired to be submitted for stockholder approval at the special meeting, and (3) as to the beneficial owner(s), if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder(s) (other than any such record stockholder acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):  all of the information required to be disclosed pursuant to Section 12(C)(1) of these bylaws (which information shall be supplemented (by delivery to the Secretary) by each Disclosing Party, (i) not later than 10 days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”), to disclose the foregoing information as of the Meeting Record Date and (ii) not later than the 5th day before the special meeting, to disclose the foregoing information as of the date that is 10 days prior to the special meeting or any adjournment or postponement thereof; with respect to each business proposal to be submitted for stockholder approval at the special meeting, a statement whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock and preferred stock, if any, entitled to vote on the proposal that would be required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and any additional information reasonably requested by the Board of Directors to verify the ownership of the Disclosing Party(ies).
(3)            Subject to Section 12(C)(4) of these bylaws, in the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 13 of these bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary.
(4)            To be timely, such stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(C)            Disclosure Requirements.
(1)            To be in proper form, a stockholder’s notice to the Secretary must include the following, as applicable.
(a)            As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth:  (i) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of the corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and (iv) any other information relating to such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(b)            If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth:  (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the by-laws of the corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(c)            As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth:  (i) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(d)            With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 14 of these bylaws.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these bylaws, including without limitation Sections 11, 12 and 13 hereof, shall be eligible for election as directors.
(2)            For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3)            Notwithstanding the provisions of these bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these bylaws with respect to nominations or proposals as to any other business to be considered.
(4)            Nothing in these bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the articles of incorporation or these bylaws.  Subject to Rule 14a-8 under the Exchange Act, nothing in these bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of director or directors or any other business proposal.
Section 13.                          Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee of any stockholder for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12 of these bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, and (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time, (D) consents to being named as a nominee in the corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the corporation and agrees to serve if elected as a director, and (E) will abide by the requirements of Section 9 of the corporation’s corporate governance guidelines or any successors thereto.
ARTICLE III.

BOARD OF DIRECTORS
Section 1.                          Election of Directors.  Directors of the corporation shall be elected annually by the stockholders at the annual meeting of the stockholders.  If the election of directors shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
Section 2.                          Number and Term.  The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time only by a resolution adopted by a majority of the whole Board of Directors in its discretion, without stockholder approval; provided, however, that such number shall never be less than nine and no decrease in the number of directors constituting the whole Board of Directors shall shorten the term of any incumbent director.  The directors shall be divided into three classes as nearly as equal in size as is possible, with the term of office of directors of the first class to expire at the first annual meeting of the stockholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election, and in all cases as to each director until his successor shall be elected and shall qualify.  At each annual meeting, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been elected and shall qualify.  If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is possible.
Section 3.                          Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after or conjointly with, and at the same place as, the annual meeting of stockholders.  The Board of Directors shall provide, by resolution, the time end place, either within or without the State of Mississippi, for the holding of additional meetings without other notice than such resolution.
Section 4.                          Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board of Directors or by a majority of the Board of Di rectors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Mississippi, as the place for holding any special meeting of the Board of Directors called by them.
Section 5.                          Action by Directors Without a Meeting.  Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors, maybe taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.
Section 6.                          Notice.  Notice of any special meeting shall be given by oral or written notice delivered personally or mailed to each director at his business address (as shown on the corporation’s records), or by telephone or telegram.  If notice is by personal delivery, the delivery shall be at least two days prior to the special meeting.  If notice is given by mail, such notice shall be deposited in the United States mail and addressed to each director at his business address with postage thereon prepaid, at least seven days prior to any special meeting.  If notice is given by telegram, such notice must be received by the director at least two days prior to any special meeting.  If notice is given by telephone, such notice shall be made at least two days prior to any special meeting.  Any director may waive notice of any meeting.  Except as provided in the next sentence, the waiver must be in writing.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 7.                          Organization and Committees.  The Board of Directors shall elect one of its members Chairman, who shall preside at all meetings of the Board.  By resolution the directors may designate from among its members an Executive Committee and other committees, each of which shall have all the authority of the Board of Directors except as limited in such resolution and except as provided by law.  All such committees shall keep regular minutes of their meetings and Shall report their actions to the Board of Directors at its next meeting.
Section 8.                          Quorum and Manner of Acting.  Except as provided otherwise in the articles of incorporation or these bylaws, (i) a majority of the number of directors that constitutes the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and (ii) it a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors.
Section 9.                          Vacancies.  Vacancies occurring on the board of directors for any reason shall be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum.  The person filling the vacancy shall serve out the remainder of the term of the vacated directorship or, in case the vacancy results from an increase in the number of directors, the term designated for the class of directors of which the directorship is a part.
Section 10.                          Removal.  Directors may be removed only for cause.
Section 11.                          Compensation.  The Board of Directors may fix the compensation of directors, including for serving on committees.
Section 12.                          Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) his dissent or abstention to such action shall be entered in the minutes p£ the meeting, (ii) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting or (iii) he delivers written notice of his dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the corporation immediately after adjournment of the meeting.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.
ARTICLE IV.

OFFICERS
Section 1.                          Generally.  The officers of the corporation shall consist of a Chairman of the Board, President, a Vice President, a Secretary and a Treasurer.  Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  Any one or more offices may be held by the same person, except the offices of President and Secretary.  Officers do not have to be stockholders.
Section 2.                          Chairman of the Board.  The Board of Directors shall appoint, from one of its members, a Chairman of the Board to serve in said capacity at the pleasure of the Board.  He or the President shall preside at all meetings of the Board and shall supervise the carrying out of the policies adopted or approved by the Board of Directors.  He shall have, and may exercise, any other powers and duties as may, from time to time, be conferred upon him by the Board of Directors.
Section 3.                          President.  The Board of Directors shall appoint a President of the corporation to serve at the pleasure of the Board.  The President shall supervise the carrying out of the policies adopted or approved by the Board and shall be the Chief Executive Officer of the corporation.  He shall have general executive powers, as well as the specific powers conferred by these bylaws.  He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.  A Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.
Section 4.                          Vice Presidents.  The Board of Directors may appoint one or more Vice Presidents and shall have the authority to designate different classes of Vice Presidents, including Executive Vice Presidents.  Senior Vice Presidents, Assistant Vice Presidents, and such other classes as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the corporation.  Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors.
Section 5.                          Secretary.  The Board of Directors shall appoint a Secretary, who shall:  (i) keep the minutes of the stockholders and of the Board of Directors meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by each stockholder; (v) sign stock certificates of the corporation; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the President or by the Board of Directors.
Section 6.                          Treasurer.  The Board of Directors shall appoint a Treasurer, who shall:  (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (iii) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 7.                          Other Officers.  The Board of Directors may appoint one or more such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the corporation.  Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors or the President.
Section 8.                          Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, and the election of another person to an office shall automatically remove the incumbent from such office.
Section 9.                          Vacancies.  The Board of Directors shall have authority to fill any vacancy occurring in the offices of the corporation or any office to be created.  An officer elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
Section 10.                          Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors or a designated committee thereof and no officer shall be prevented from receiving a salary merely be reason of the fact that he is also a director or employee of the corporation.  The President may fix the salaries of the employees who are not officers.
ARTICLE V.

STOCK CERTIFICATES AND THEIR TRANSFER
Section 1.                          Certificate for Shares.  Shares of the corporation may but need not be represented by certificates.  When shares are issued or transferred without certificates, within a reasonable time following such issuance or transfer, the corporation shall send the shareholder a written statement of the information which would otherwise be required on certificates representing shares.  Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chairman, Vice Chairman, President, Vice President and by the Treasurer, Secretary, Assistant Secretary or Assistant Vice President or they may be executed by facsimile and shall be attested by the corporate seal.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued and the number of shares and date of issue shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for alike number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
Section 2.                          Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of Mississippi or these bylaws.
ARTICLE VI.

CONTRACTS, LOANS, CHECKS, DEPOSITS AND INVESTMENTS
Section 1.                          Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 2.                          Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.  Loans may be made by the corporation to its officers or directors subject to the rules imposed by law.
Section 3.                          Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 4.                          Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VII.

YEAR
The corporation’s tax and accounting year shall be a fiscal year ending December 31 of each year.
ARTICLE VIII.

SEAL
The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, state of incorporation and the words “Corporate Seal.”
ARTICLE IX.

AMENDMENTS
These bylaws may be amended as provided by law.